                                                    POWER OF ATTORNEY

Know all men by these presents, that the undersigned hereby constitutes and appoints
Gregory Call, Carrie Darling and Melissa A. Resslar, and each of them, his true and lawful attorney-in-fact to:

       (1) execute for and on behalf of the undersigned in the undersigned's capacity as an officer and/or director of Encore Capital Group, Inc. (the "Company"), any and all
reports and forms required to be filed by the undersigned in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules thereunder, including but not limited to all Forms 3, 4 and 5;

       (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such report or form and timely file the same with the United States Securities and Exchange Commission and any stock exchange or similar trading market; and

       (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of
Attorney, shall be in the form and shall contain such terms and conditions as such attorney-
in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports or forms pursuant to Section 16 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-
in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of October, 2011.

      By: /s/ Richard Mandell_________
      Print Name: Richard A. Mandell